                                                                   EXHIBIT 10.24

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                                 LOAN AGREEMENT



                                 By and Between



             CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY



                                       and



                       IRVINE APARTMENT COMMUNITIES, L.P.



                            Dated as of May 15, 1998





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

                                TABLE OF CONTENTS


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                                       ARTICLE I

                                      DEFINITIONS

Section 1.1.   Definitions...................................................................1
Section 1.2.   Article and Section Headings..................................................6
Section 1.3.   Interpretation................................................................6

                                       ARTICLE II

                                        THE LOAN

Section 2.1.   The Loan......................................................................6
Section 2.2.   Prepayment of Loan............................................................6
Section 2.3.   No Defense or Set-Off.........................................................7
Section 2.4.   Deficiencies in Revenues......................................................7
Section 2.5.   Manner of Payment.............................................................7
Section 2.6.   Repayment of Loan.............................................................7
Section 2.7.   Additional Payment Obligations of Borrower....................................8
Section 2.8.   Conversion Right..............................................................9
Section 2.9.   Nonrecourse to General Partner................................................9

                                      ARTICLE III

                                         FUNDS

Section 3.1.   Application of Bond Proceeds..................................................9
Section 3.2.   Borrower Required to Pay if Refunding Fund Insufficient......................10
Section 3.3.   Rebate Fund................................................................. 10
Section 3.4.   Investment of the Funds..................................................... 10

                                       ARTICLE IV

                             REPRESENTATIONS OF THE ISSUER

Section 4.1.   Representations..............................................................11

                                       ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF THE BORROWER

Section 5.1.   Organization, Powers, etc....................................................12
Section 5.2.   Execution of Loan Documents..................................................12
Section 5.3.   Litigation...................................................................12
Section 5.4.   No Defaults..................................................................13
Section 5.5.   No Material Adverse Change...................................................13
Section 5.6.   No Untrue Statements.........................................................13
Section 5.7.   No Action....................................................................13
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                                TABLE OF CONTENTS
                                   (continued)


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Section 5.8.   Application of Proceeds......................................................13
Section 5.9.   Knowledge....................................................................13

                                       ARTICLE VI

                                 CONDITIONS OF LENDING

Section 6.1.   Opinions of Counsel for the Borrower.........................................13
Section 6.2.   Opinion of Bond Counsel......................................................13
Section 6.3.   Loan and Other Documents.....................................................14
Section 6.4.   Legal Matters................................................................14

                                      ARTICLE VII

                               COVENANTS OF THE BORROWER

Section 7.1.   Limitations on Incurrence of Indebtedness....................................14
Section 7.2.   [Reserved]...................................................................15
Section 7.3.   [Reserved]...................................................................16
Section 7.4.   [Reserved]...................................................................16
Section 7.5.   Compliance with Code and Regulations.........................................16
Section 7.6.   [Reserved]...................................................................16
Section 7.7.   Financial Statements.........................................................16
Section 7.8.   Mergers, etc.................................................................16
Section 7.9.   Assignment of Loan Agreement.................................................17
Section 7.10.  [Reserved]...................................................................17
Section 7.11.  Indemnification..............................................................17
Section 7.12.  [Reserved]...................................................................19
Section 7.13.  Notices; Annual Certificate..................................................19
Section 7.14.  Brokerage Fee............................................................... 19
Section 7.15.  [Reserved].................................................................. 19
Section 7.16.  Covenant by Borrower as to Compliance with Indenture........................ 19
Section 7.17.  Letter of Credit............................................................ 19

                                      ARTICLE VIII

                                 DEFAULTS AND REMEDIES

Section 8.1.   Events of Default............................................................20
Section 8.2.   Remedies.................................................................... 20
Section 8.3.   No Remedy Exclusive......................................................... 21
Section 8.4.   Additional Remedies..........................................................21
Section 8.5.   Agreement to Pay Attorneys' Fees and Expenses................................21
Section 8.6.   No Additional Waiver Implied by One Waiver.................................. 21
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                                TABLE OF CONTENTS
                                   (continued)


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                                       ARTICLE IX

                                     MISCELLANEOUS

Section 9.1.   Notice...................................................................... 21
Section 9.2.   Concerning Successors and Assigns............................................22
Section 9.3.   Expenses and Fees........................................................... 22
Section 9.4.   Applicable Law...............................................................23
Section 9.5.   Modification in Writing......................................................23
Section 9.6.   Failure to Exercise Rights.................................................. 23
Section 9.7.   Assignment of Loan Documents................................................ 23
Section 9.8.   Further Assurances and Corrective Instruments............................... 23
Section 9.9.   Captions.....................................................................24
Section 9.10.  Severability.................................................................24
Section 9.11.  Counterparts.................................................................24
Section 9.12.  Effective Date and Term......................................................24
Section 9.13.  References to Tender Agent...................................................24
Section 9.14.  Incorporation of Terms.......................................................24
Section 9.15.  References to Letter of Credit Issuer....................................... 24

EXHIBIT A.     LIST OF PROJECTS............................................................A-1
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


                                 LOAN AGREEMENT

        THIS LOAN AGREEMENT dated as of May 15, 1998 by and between the CALIFORNIA STATEWIDE COMMUNITIES DEVELOPMENT AUTHORITY (the "Issuer"), a joint powers agency of the State of California (the "State"), and IRVINE APARTMENT COMMUNITIES, L.P., a Delaware limited partnership (the "Borrower").



                              W I T N E S S E T H:

        For and in consideration of the premises and the mutual covenants and representations herein, and intending to be legally bound the parties hereto hereby mutually agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

        Section 1.1. Definitions. In addition to the terms defined elsewhere herein, the following terms shall have the following meanings unless a different meaning clearly appears from the context and terms not otherwise defined herein shall have the meaning provided in the Indenture.

        "Acquired Indebtedness" shall mean Indebtedness of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, including (without duplication) Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person, whether by merger or otherwise, or the date the acquired Person becomes a Subsidiary.

        "Annual Service Charge" for any period shall mean the sum of the Consolidated Interest Expense for such period of the Borrower and its Subsidiaries and the amount of dividends which are payable in cash during such period in respect of any Disqualified Stock.

        "Article" shall mean a specified article hereof, unless otherwise indicated.

        "Authorized Borrower Representative" shall mean any officer duly authorized by the general partner of the Borrower in writing to act on its behalf.

        "Authorized Issuer Representative" shall mean any other member of the Commission of the Issuer or any other person designated by the Commission to act in such capacity.

        "Bond Proceeds" shall mean the amount paid to the Issuer as the initial purchase price of the Bonds.

        "Bond Year" shall mean the period of twelve months beginning on each May 15, and ending on each May 14, except that the first Bond Year shall begin on the Closing Date and end on May 15, 1999.

        "Capital Stock" shall mean, with respect to any Person, any capital stock (including preferred stock), shares, interests, participations or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

        "Common Stock of the General Partner" shall mean the common stock, par value $.01 per share, of the General Partner.

        "Consolidated Income Available for Debt Service" for any period shall mean Earnings from Operations of the Borrower and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) Consolidated Interest Expense of the Borrower and its Subsidiaries, (ii) provision for taxes of the Borrower and its Subsidiaries based on income, (iii) provisions for gains and losses on properties and property depreciation and amortization, (iv) the effect of any non-cash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (v) amortization of deferred charges.

        "Consolidated Interest Expense" for any period shall mean, without duplication, all interest (including the interest component of rentals on capitalized leases, letter of credit fees, commitment fees and other like financial charges) and all amortization of debt discount of Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities), but excluding legal fees, title insurance charges, and other out-of-pocket fees and expenses incurred in connection with the issuance of Indebtedness and the amortization of any such debt issuance costs that are capitalized, all determined on a consolidated basis in accordance with GAAP.

        "Contract of Purchase" shall mean the Contract of Purchase dated May 28, 1998 among the Issuer, the Underwriters, and the Borrower.

        "Counsel for the Borrower" shall mean O'Melveny & Myers LLP.

        "Disqualified Stock" shall mean, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock), (ii) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for Capital Stock which is not Disqualified Stock or the redemption price of which may, at the option of such Person, be paid in Capital Stock which is not Disqualified Stock), in each case on or prior to the maturity date of the Bonds. For purposes of this definition, it is expressly understood that the OP Units shall not constitute Disqualified Stock.

        "Earnings from Operations" for any period shall mean net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, net as reflected in the financial statements of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

        "Encumbrance" shall mean any mortgage, lien, charge, pledge or security interest of any kind.

        "Event of Default" shall mean any event of default as defined in Section
8.1 hereof.

        "Funds" shall mean the Revenue Fund, the Bond Purchase Fund, the Refunding Fund and the Rebate Fund.

        "GAAP" shall mean generally accepted accounting principles in the United States as in effect on the date hereof, consistently applied.

        "General Certificate of the Issuer" shall mean the certificate of the Issuer which is made a part of the Record of Proceedings.

        "General Partner" shall mean Irvine Apartment Communities, Inc., a Maryland corporation, in its capacity as general partner of the Borrower.

        The terms "herein", "hereunder", "hereby", "hereto", "hereof", and any similar terms, refer to this Loan Agreement; the term "heretofore" shall mean before the date of execution of this Loan Agreement; and the term "hereafter" shall mean after the date of execution of this Loan Agreement.

        "Indebtedness" of the Borrower or any Subsidiary shall mean any indebtedness of the Borrower or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments whether or not such indebtedness is secured by any Encumbrance existing on property owned by the Borrower or any Subsidiary, (ii) indebtedness for borrowed money of a Person other than the Borrower or a Subsidiary which is secured by any Encumbrance existing on property owned by the Borrower or any Subsidiary, to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such Encumbrance, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Borrower or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Borrower or any Subsidiary as lessee which is reflected on the Borrower's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Borrower's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Borrower or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Indebtedness of another Person (other than the Borrower or any Subsidiary) (it being understood that Indebtedness shall be deemed to be incurred by the Borrower or any Subsidiary whenever the Borrower or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof). For purposes of this definition, Indebtedness (i) shall not include obligations of any Person (x) arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such obligations are extinguished within two Business Days of their incurrence unless covered by any overdraft line and (y) resulting from the endorsement of negotiable instruments for collection in the ordinary course of business and consistent with past business practices; (ii) which provides that an amount less than the principal amount thereof shall be due upon any declaration of acceleration thereof shall be deemed to be incurred or outstanding in an amount equal to the accreted value thereof at the date of determination determined in accordance with GAAP; and
(iii) shall not include obligations under performance bonds, performance guarantees, surety bonds and appeal bonds, standby letters of credit or similar obligations, incurred in the ordinary course of business and on ordinary business terms (to the extent the foregoing items are not drawn upon, or if drawn, such items are repaid within three Business Days).

        "Indemnified Parties" shall have the meaning set forth in Section 7.11.

        "Issuer Letter of Credit" shall mean a letter of credit in form and substance reasonably satisfactory to the Issuer and the Borrower in the stated amount of $2,000,000 and any substitute letter of credit or credit facility in replacement thereof, in each case from a bank or financial institution reasonably acceptable to the Issuer.

        "Indenture" shall mean the Indenture of Trust dated as of May 15, 1998, between the Issuer and U.S. Bank Trust National Association.

        "Loan Agreement" or "Agreement" shall mean this Loan Agreement.

        "Loan Documents" shall mean any or all of this Loan Agreement, the Indenture, the Contract of Purchase, the Regulatory Agreements, and all documents and instruments executed in connection therewith.

        "Obligations" shall mean the obligations of the Borrower created pursuant to the Loan Documents.

        "Offering Document" shall mean the Preliminary Official Statement dated May 14, 1998 and the Official Statement dated May 28, 1998, each with respect to the offering of the Bonds.

        "OP Units" shall mean the units of limited partnership interest in the Borrower.

        "Paragraph" shall mean a specified paragraph of a Section, unless otherwise indicated.

        "Person" or "Persons" shall mean any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Prior Bonds" shall mean the $334,190,000 California Statewide Communities Development Authority Apartment Development Revenue Refunding Bonds, Series 1995A.

        "Prior Loans" shall mean those certain mortgage loans made to the Borrower from the proceeds of the Prior Bonds.





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

        "Project" shall mean any of the various multifamily housing projects described in Exhibit A attached hereto.

        "Record of Proceedings" shall mean the Loan Documents, certificates, affidavits, opinions and other documentation executed in connection with the sale of the Bonds and the making of the Loan.

        "Related Person" shall mean a related person within the meaning of
Section 144(a)(3) or Section 147(a) of the Code, as is applicable.

        "Reserved Rights" shall mean the rights of the Issuer to receive payments under and to enforce, pursuant to Sections 8.2, 8.3 and 8.4 hereof, the following Sections hereof: 2.7, 5.6, 5.7, 7.1, 7.5, 7.8, 7.9, 7.11, 7.13, 7.14,
7.16, 8.5, 9.3 and 9.8. These Reserved Rights have been assigned to the Trustee under the Indenture but are also held and retained by the Issuer concurrently with the Trustee.

        "Resolution" shall mean the resolution of the Issuer adopted May 12, 1998 authorizing the issuance and sale of the Bonds and determining other matters in connection therewith.

        "Section" shall mean a specified section hereof, unless otherwise indicated.

        "Subsidiary" shall mean, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity or partnership interests of which are owned, directly or indirectly, by such Person. For purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

        "Substantial User" shall mean a substantial user of the Project or any Related Person to a Substantial User within the meaning of Section 147(a) of the Code.

        "Total Assets" as of any date shall mean the sum of (i) $1,289,618,606 (which represents the product of (x) the sum of the number of shares of Common Stock of the General Partner outstanding on June 30, 1997 (19,815,057 shares) and the number of OP Units not held by the General Partner outstanding on June 30, 1997 (24,086,853 OP Units) and (y) $29.375 (the last reported sales price per share of the Common Stock of the General Partner on the New York Stock Exchange on June 30, 1997), (ii) $651,587,000 (which represents the principal amount of the outstanding consolidated debt of the Borrower and its Subsidiaries on June 30, 1997), (iii) the purchase price or cost of any real estate assets or mortgages receivable acquired (including the value at the time of such acquisition, of any OP Units or shares of Common Stock of the General Partner issued in connection therewith) or developed after June 30, 1997 by the Borrower or any Subsidiary, and (iv) cash and restricted cash on the Borrower's balance sheet; provided, however, that Total Assets shall be reduced by the amount of the proceeds of any real estate assets disposed of, or mortgages receivable written off as non-collectible, after June 30, 1997 by the Borrower or any Subsidiary.

        "Total Unencumbered Assets" shall mean the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money (excluding infrastructure assessment bonds (totaling approximately $21.5 million as of March 31, 1998) and (ii) all other assets of the





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

Borrower and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles).

        "Undepreciated Real Estate Assets" as of any date shall mean the cost (original cost plus capital improvements) of real estate assets of the Borrower and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

        "Unsecured Indebtedness" shall mean Indebtedness which is not secured by any Encumbrance upon any of the properties of the Borrower or any Subsidiary.

        Section 1.2. Article and Section Headings. The headings or titles of the several Articles and Sections of this Loan Agreement, and the Table of Contents appended hereto, are solely for convenience of reference and shall not affect the meaning or construction of the provisions hereof.

        Section 1.3. Interpretation. The singular form of any word used herein shall include the plural, and vice versa, if applicable. The use of a word of any gender shall include all genders, if applicable. This Loan Agreement and all of the terms and provisions hereof shall be construed so as to effectuate the purposes contemplated hereby and to sustain the validity hereof. All references to any person or entity defined in Section 1.1 shall be deemed to include any person or entity succeeding to the rights, duties and obligations of such person or entity. All references herein to any document or agreement shall be deemed to include all amendments, supplements or modifications of such document or agreement, unless the context clearly states otherwise.

                                   ARTICLE II

                                    THE LOAN

        Section 2.1. The Loan. The Issuer agrees, upon the terms and subject to the conditions hereinafter set forth, to make the Loan to the Borrower to refinance the Projects. The proceeds of the Loan shall be paid to the trustee for the Prior Bonds and applied in their entirety to the prepayment of the Prior Loans and the current refunding of the Prior Bonds, as specified in the Redemption Agreement.

        Section 2.2. Prepayment of Loan. (a) The Borrower shall have the option to prepay the Loan on the same terms and conditions set forth in the Indenture for an optional redemption of the Bonds. An optional prepayment of the Loan and redemption of the Bonds shall only be effected upon notice given by the Borrower to the Issuer and the Trustee at least thirty (30) days prior to the proposed redemption date of Flexible Rate, Daily Rate and Weekly Rate Bonds, and at least forty-five (45) days prior to the proposed redemption date of the Term Rate Bonds. The notice given by the Borrower shall specify the type of redemption, redemption price and date of redemption for the Bonds and shall state that all conditions precedent contained in the Indenture to the applicable redemption have been complied with.

               (b) The Borrower shall prepay the Loan upon the occurrence of an event which gives rise to any mandatory or special mandatory redemption of the Bonds. The Issuer will redeem any or all Bonds upon the occurrence of an event which gives rise to any mandatory or special mandatory redemption thereof upon notice given by the Issuer or the Letter of Credit Issuer, if any, to the Trustee at least seven (7) days before the date upon which the Trustee is required to give





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

notice to the Bond Owners under the Indenture. The notice given by the Issuer shall specify the type of redemption, redemption price and date of redemption for the Bonds and shall state that all conditions precedent contained in the Indenture to the applicable redemption have been complied with.

        Section 2.3. No Defense or Set-Off. The obligation of the Borrower to make the payments required under the Loan and this Loan Agreement shall be absolute and unconditional without defense or set-off by reason of any default by the Issuer under this Loan Agreement, or under any other agreement between the Borrower and the Issuer, or for any other reason, it being the intention of the parties that the payments required by this Loan Agreement will be paid in full when due without any delay or diminution whatsoever.

        Section 2.4. Deficiencies in Revenues. If, for any reason, amounts paid to the Trustee under the Loan, together with other moneys held by the Trustee and then available, would not be sufficient to make payments of principal or redemption price of, and accrued and unpaid interest, if any, on, the Bonds and all other amounts due and owing under the Indenture when such payments are due and payable, the Borrower will pay the amounts required to make up any such deficiency.

        Section 2.5. Manner of Payment. The payments provided for herein shall be paid by the Borrower in immediately available funds or by wire transfer, free of deductions and without any abatement, recoupment, diminution or set-off whatsoever, on the date on which such payment is due and payable, directly to the Trustee for the account of the Issuer and shall be deposited in the Revenue Fund, except that payments made pursuant to Sections 7.11, 8.5 and 9.3 hereof shall be made directly to the party to whom such payment is due and owing.

        Section 2.6. Repayment of Loan. Subject to the next succeeding paragraph, the Borrower will repay the Loan as follows: (a) by 3:00 p.m. (local time at the Principal Office of the Trustee) one Business Day prior to each day on which any payment of either principal or redemption price of the Bonds, or both, shall become due and payable (whether at maturity, or upon redemption or acceleration or otherwise), the Borrower will pay such amounts to the Trustee, and (b) by 10:00 a.m. on the due date of interest on the Bonds, the Borrower will pay an amount sufficient to pay accrued and unpaid interest, if any, due and payable on the Bonds to the Trustee. It is intended that payments made under the Loan shall be made at such time and in such amounts as shall be sufficient to enable the Trustee to make timely payments of principal or redemption price of, and accrued and unpaid interest, if any, on, the Bonds.

        The Borrower, at its option, may provide for the payment of the principal of the Bonds when due (whether upon redemption or acceleration) and premium, if any, and accrued and unpaid interest, if any, on, the Bonds, together with the purchase price for unremarketed Bonds, by the delivery of a Letter of Credit to the Trustee at any time that the Bonds are subject to mandatory tender. Upon delivery of such a Letter of Credit, the Borrower hereby authorizes and directs the Trustee to draw moneys under the Letter of Credit in accordance with its terms.

        If the amounts available under any Letter of Credit delivered to the Trustee are insufficient to pay the principal of the Bonds when due (whether at maturity or upon acceleration or redemption or otherwise) or to pay premium, if any, accrued and unpaid interest, if any, or purchase price on, the





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

Bonds when due, the Borrower shall be obligated to furnish to the Trustee a sum equal to the difference between the amount available for such purpose and such amount due on the Bonds.

        To the extent that any of the foregoing payments are made from the proceeds of a drawing under a Letter of Credit, such payment amount shall be credited to the payments due the Issuer hereunder, and the Borrower shall reimburse the Letter of Credit Issuer any sums due it in accordance with the Reimbursement Agreement. Any amounts in the Revenue Fund after payment of amounts then due and payable on the Bonds shall be applied to reimburse the Letter of Credit Issuer for any amounts drawn under the Letter of Credit.

        Section 2.7. Additional Payment Obligations of Borrower. Upon the failure of any Letter of Credit Issuer to do so, the Borrower agrees to pay to the Trustee amounts sufficient to pay the purchase price of any Bonds to be purchased pursuant to Article III of the Indenture by 2:30 p.m., New York City time, on the date such Bonds (if such Bonds accrue interest at a Daily Rate, Weekly Rate or Term Rate) are to be purchased pursuant to said Article III or by 3:00 p.m., New York City time, on the date any Bonds accruing interest at a Flexible Rate are to be purchased pursuant to said Article III; provided, however, that the obligation of the Borrower to make such payment hereunder with respect to the purchase of Bonds pursuant to Article III of the Indenture shall be reduced by the amount of money available for such payment from the remarketing of Bonds thereunder. All such payments shall be made to the Trustee at its Principal Office, in lawful money (immediately available) of the United States of America. The Borrower directs the Trustee to apply such amounts to the purchase price of the Bonds (which have not been remarketed) so as to assure timely payment to the Bond Owners thereof on the date due.

        The Borrower agrees to pay to the Issuer (i) an initial fee of $442,737.50, which shall be paid on or before the Closing Date, (ii) the Issuer's annual fee in an amount equal to .15% per annum of the original aggregate principal amount of the Bonds, which amount shall be paid in twelve monthly installments of $41,773.75 (pro rated for a partial month) each, in arrears, commencing July 1, 1998, and continuing until the end of the Qualified Project Period, which shall be paid to the Trustee for remittance to the Issuer; provided that at any time the Bonds are rated "A" or better, the Issuer's annual fee shall be .125% of the original principal amount of the Bonds; and provided further that the amount of the Issuer's annual fee may be changed, upon the request of the Borrower subsequent to any change in policies of the Issuer relating to publicly traded real estate investment trusts (or other entities that derive revenues from ownership of real estate assets), with the approval of the governing board of the Issuer, it being the intention of the Issuer that the fee paid by the Borrower be no greater than the annual fee charged by the Issuer to other comparably rated publicly traded real estate investment trusts (or other entities that derive revenues from ownership of real estate assets) and
(iii) within thirty (30) days after receipt of written request for payment thereof, all reasonable out-of-pocket expenses of the Issuer (not including salaries and wages of Issuer employees) related to the Projects and the financing thereof that are not otherwise required to be paid by the Borrower under the terms of this Loan Agreement and are not paid from the Cost of Issuance Fund under the Indenture, including, without limitation, reasonable legal fees and expenses incurred in connection with the interpretation, performance, enforcement or amendment of any documents relating to the Projects or the Bonds.

        Borrower also agrees to deliver to the Issuer on the Closing Date the Issuer Letter of Credit. The Issuer may draw on the Issuer Letter of Credit at any time in connection with, and in an amount equal to, any and all actual costs and expenses incurred by the Covered Parties (as defined below) and arising out of litigation (including counterclaims and cross-claims) brought against any of the Covered Parties which is directly related to the Bonds, the Projects or the Indenture; provided, however, that the Issuer shall not have the right to draw on the Issuer Letter of Credit for costs and expenses arising out of litigation that relates to the willful misconduct of any of the Covered Parties. Partial and multiple drawings on the Issuer Letter of Credit shall be permitted. In connection with any draw on the Issuer Letter of Credit, but not as a condition to such draw, the Issuer shall deliver to Borrower invoices or other evidence substantiating the fees, costs and expenses for which the Issuer has drawn on the Issuer Letter of Credit. To the extent that the litigation is resolved and the amounts drawn by Issuer on the Issuer Letter of Credit are not applied to the actual costs and expenses incurred by the Covered Parties as a result of such litigation, the Issuer will promptly deliver such remaining amounts to Borrower. As used herein, "Covered Parties" shall mean the Issuer, its Members and/or Program Participants, and their respective officials, employees and agents.

        The Borrower may at any time replace the Issuer Letter of Credit with a substitute Issuer Letter of Credit or, in lieu of delivering a substitute letter of credit, deposit with the Issuer cash in the amount of $2,000,000, which cash shall be invested as directed by the Borrower in Permitted Investments reasonably approved by the Issuer, the earnings on which in excess of $2,000,000 shall be paid to the Borrower. The Borrower understands that it shall comply with the terms of this Section at any and all times until termination of this Loan Agreement, except during such times that any Rating Agency rates the Bonds or the credit of the Borrower as "A" or better.

        Section 2.8. Conversion Right. The Borrower may elect to convert the rate of interest borne by any Subseries of Bonds from one type of Interest Rate to another but only in accordance with the provisions governing such conversion set forth in the Indenture and the form of Bond contained in Section 2.3 of the Indenture.

        Section 2.9. Nonrecourse to General Partner. Not withstanding anything contained in this Loan Agreement to the contrary, the obligations of the Borrower under this Loan Agreement shall be nonrecourse to the General Partner and the real property, personal property and other assets or interests of the General Partner. At no time will any partner of the Borrower or related person (as defined in Treasury Regulations Section 1.752-4(b)) have any obligation to make a payment to any person (or a contribution or other payment to the Borrower) out of nonpartnership assets because the Loan or other obligations under this Loan Agreement have become due and payable, whether upon the liquidation of the Borrower or otherwise.

                                   ARTICLE III

                                      FUNDS

        Section 3.1. Application of Bond Proceeds. In order to provide funds to make the Loan, the Issuer, concurrently with the execution and delivery of this Loan Agreement, will issue, sell and deliver the Bonds to the Underwriters and cause the Bond Proceeds to be delivered to or for the account of the Trustee as provided in the Redemption Agreement, to be applied to the current refunding of the Prior Bonds.

        Section 3.2. Borrower Required to Pay if Refunding Fund Insufficient. In the event the moneys in the Refunding Fund are not sufficient to pay all costs (including interest, fees and expenses) of refunding the Prior Bonds in full, the Borrower agrees to pay that portion of the costs in excess of the moneys available therefor in the Refunding Fund. The Issuer and the Trustee make no warranty, either express or implied, that the moneys paid into the Refunding Fund and available for payment of the costs of refunding the Prior Bonds will be sufficient to pay all of such costs. The Borrower agrees that if, after disbursement of all the money in the Refunding Fund available for payment of costs of refunding the Prior Bonds, the Borrower should pay any portion of the costs of refunding the Prior Bonds pursuant to the provisions of this Section, it shall not be entitled to any reimbursement therefor from the Issuer or the Trustee.

        Section 3.3. Rebate Fund. The Indenture requires the Trustee to deposit all moneys paid by the Borrower pursuant to Section 7.5 hereof in the Rebate Fund. Investment earnings on all amounts so deposited in the Rebate Fund shall also be deposited in the Rebate Fund immediately upon receipt.

        The Indenture provides that the Trustee shall make payments from the Rebate Fund to the United States on behalf of the Issuer upon the written direction of the Borrower in accordance with Section 7.5 hereof. The Borrower hereby confirms its covenant in Section 7.5 hereof to give the Trustee all such required written directions.

        Section 3.4. Investment of the Funds. Any moneys held as a part of the Funds shall be invested and reinvested by the Trustee in Permitted Investments, in accordance with Section 5.5 of the Indenture. The Trustee may make any and all such Permitted Investments through its own investment department.

        The Borrower shall direct investments of amounts in the Funds so that such Permitted Investments shall mature in such amounts and at such times, or shall be redeemable by the Trustee at such times, as may be necessary to provide funds when, at the time of the investment, it is anticipated the same will be needed to make payments from the Funds in accordance with the provisions of
Section 5.5 of the Indenture. To the extent required for payments from the Funds, the Trustee may, at any time, after consultation with the Borrower, sell any of such Permitted Investments. The proceeds of any such sale, all payments at maturity and all payments upon redemption of such Permitted Investments shall be held in the respective Funds in which such investment income was derived.

        The Borrower shall be entitled to receive from the Trustee annually and at such other times as the Borrower may reasonably request, a statement of account of any moneys held in the Funds by the Trustee.

                                   ARTICLE IV

                          REPRESENTATIONS OF THE ISSUER

        Section 4.1. Representations The Issuer hereby represents, warrants and covenants as follows:

               (a) The Issuer is a joint powers agency, duly organized and existing under the laws of the State. Under the provisions of the Act and the Refunding Law, the Issuer has the power to enter into the transactions on its part contemplated by this Loan Agreement, the Indenture, the Regulatory Agreements, the Administration Agreement, the Contract of Purchase and the Redemption Agreement (collectively, the "Issuer Documents") and to carry out its obligations hereunder and thereunder. The financing of the Projects constitutes and will constitute a permissible public purpose under the Act. By proper action, the Issuer has authorized the execution, delivery and due performance of the Issuer Documents.

               (b) Neither the execution and delivery of the Bonds, the Issuer Documents and the Tax Certificate, nor the Issuer's compliance with the terms, conditions or provisions on the part of the Issuer in the Bonds, the Issuer Documents and the Tax Certificate, to the knowledge of the Issuer, conflicts in any material respect with or results in a material breach of any of the terms, conditions or provisions of any constitution or statute of the State, or of any agreement, instrument, judgment, order or decree to which the Issuer is now a party or by which it is bound or constitutes a material default by the Issuer under any of the foregoing.

               (c) Except as otherwise provided in the Indenture, the Issuer has not created and will not create any debt, lien or charge upon the Trust Estate, and has not made and will not make any pledge or assignment of or create any encumbrance thereon, other than the pledge and assignment thereof under the Indenture.

               (d) The Issuer has complied and will comply with all material provisions of the Act and the Refunding Law to be complied with by the Issuer applicable to the Bonds and the transactions contemplated by this Loan Agreement and the other Issuer Documents.

               (e) The Bonds are being issued under the Indenture, and are secured by the Indenture, pursuant to which the Issuer's interest in this Loan Agreement (other than its Reserved Rights) is pledged and assigned to the Trustee. The Issuer covenants that it has not pledged and will not pledge or assign its interest in this Loan Agreement other than to the Trustee under the Indenture.

               (f) No litigation or administrative action of any nature has been served on the Issuer and is now pending (i) seeking to restrain or enjoin the execution and delivery of the Bond Documents, or in any manner questioning the proceedings or authority relating thereto or otherwise affecting the validity of the Bonds, or (ii) as to the existence or authority of the Issuer or that of its present or former members or officers and, to the knowledge of the Issuer, none of the foregoing are threatened.

        The Issuer makes no representation or warranty that the Projects will be adequate or sufficient for the purposes of the Borrower.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER

        The Borrower hereby represents and warrants to the Issuer that:

        Section 5.1. Organization, Powers, etc. It is a limited partnership duly organized and validly existing under the laws of the State of Delaware, has the power and authority to own its properties and assets and to carry on its business as now being conducted (and as now contemplated by the Borrower) and has the power to perform all the undertakings to be performed by it under the Loan Documents, to borrow hereunder and to execute and deliver the Loan Documents to which it is a party.

        Section 5.2. Execution of Loan Documents. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and other instruments required by this Loan Agreement:

               (a) have been duly authorized by all requisite partnership action;

               (b) do not (and the terms hereof will not) conflict with or violate any provision of law, rule or regulation, any order of any court or other agency of government;

               (c) do not and will not conflict with or violate any provision of the partnership agreement of the Borrower;

               (d) do not and will not violate or result in any material default under any other indenture, agreement or other instrument;

               (e) do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature on the assets of the Borrower, other than the liens created by the Loan Documents; and

               (f) have been duly executed and delivered by the Borrower and are enforceable against the Borrower in accordance with their terms, subject to the limitation that the enforceability of such documents may be limited by bankruptcy or other laws relating to or limiting creditors' rights generally and the application of general principles of equity.

        Section 5.3. Litigation. Except as disclosed by the Borrower in any Offering Document, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the actual knowledge of the Borrower, threatened against or affecting it or any of its properties or rights which, if adversely determined, would (i) materially and adversely affect the transactions contemplated by the Loan Documents, (ii) affect the validity or enforceability of the Loan Documents, (iii) materially and adversely affect the ability of the Borrower to perform its obligations under the Loan Documents, (iv) materially and adversely impair the Borrower's right to carry on its business substantially as now conducted (and as now contemplated by the Borrower) or (v) have a material adverse effect on the Borrower's financial condition existing as of the Closing Date.

        Section 5.4. No Defaults. To the actual knowledge of the Borrower, the Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which it is bound, except for such defaults which would not have a material adverse effect on the Borrower's financial condition existing as of the Closing Date.

        Section 5.5. No Material Adverse Change. There has been no material adverse change in the financial condition of the Borrower since December 31, 1997.

        Section 5.6. No Untrue Statements. All documents, certificates and statements furnished to the Trustee or the Issuer by or on behalf of the Borrower are true, correct and complete in all material respects, do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein and therein not misleading or incomplete. It is specifically understood by the Borrower that all such statements, representations and warranties shall be deemed to have been relied upon by the Issuer as an inducement to make the Loan.

        Section 5.7. No Action. To the actual knowledge of the Borrower, the Borrower has not taken and will not knowingly take any action and knows of no action that any other Person has taken or intends to take, which would cause interest on the Bonds to be includable in the gross income of the recipients thereof for federal income tax purposes.

        Section 5.8. Application of Proceeds. The Borrower has applied all of the proceeds received by it from the issuance of the Bonds, the Prior Bonds and the obligations refunded by the Prior Bonds to the financing and refinancing of the Projects.

        Section 5.9. Knowledge. As used herein, "to the actual knowledge of the Borrower" or words of similar import shall mean the actual and not constructive or imputed knowledge, without independent investigation or inquiry, of the President, the Chief Financial Officer or the Controller of the Borrower.

                                   ARTICLE VI

                              CONDITIONS OF LENDING

        The Issuer's obligations to make the Loan and issue the Bonds are subject to the following conditions precedent:

        Section 6.1. Opinions of Counsel for the Borrower. The Issuer shall have received the opinions of Counsel for the Borrower, dated the Closing Date, addressed to the Issuer, and satisfactory in form and substance to the Issuer and its counsel.

        Section 6.2. Opinion of Bond Counsel. The Issuer shall have received the opinion of Bond Counsel to the effect that interest on the Bonds is excludable from gross income for federal income tax purposes; that the offering of the Bonds is not required to be registered under the Securities Act of 1933, as amended, or under the rules and regulations promulgated thereunder; and that the Bonds have been duly authorized and issued by the Issuer under the provisions of the Refunding Law.

        Section 6.3. Loan and Other Documents. The Issuer shall have received:

               (a) the Loan Documents duly executed by all parties thereto;

               (b) the Tax Certificate, in form and substance satisfactory to Bond Counsel;

               (c) a letter of credit from the Borrower to the Issuer for purposes of creating a reserve for potential litigation costs; and

               (d) all other documents required by Section 2.5 of the Indenture.

        Section 6.4. Legal Matters. Legal matters in connection with the making of the Loan shall be satisfactory to the Issuer, the Trustee, the Underwriters, the Borrower and their respective counsel.

                                   ARTICLE VII

                            COVENANTS OF THE BORROWER

        The Borrower covenants and agrees, so long as this Loan Agreement shall remain in effect or the Bonds shall be Outstanding, as follows:

        Section 7.1. Limitations on Incurrence of Indebtedness.

               (a) The Borrower will not, and will not permit any Subsidiary to, incur any Indebtedness if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) the Total Assets of the Borrower and its Subsidiaries as of the end of the most recently completed calendar quarter of the Borrower for which financial information is available prior to the incurrence of such additional Indebtedness and (ii) the purchase price or cost of any real estate assets or mortgages receivable acquired or developed, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable, to develop real estate assets or to reduce Indebtedness), by the Borrower or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

               (b) The Borrower will not, and will not permit any Subsidiary to, incur any Indebtedness secured by any Encumbrance upon any of the property of the Borrower or any Subsidiary if, immediately after giving effect to the incurrence of such additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all outstanding Indebtedness of the Borrower and its Subsidiaries on a consolidated basis which is secured by any Encumbrance on property of the Borrower or any Subsidiary is greater than 40% of the sum of (without duplication) (i) the Total Assets of the Borrower and its Subsidiaries as of the end of the most recently completed calendar quarter of the Borrower for which financial information is available prior to the incurrence of such additional Indebtedness and (ii) the purchase price or cost of any real estate assets or mortgages receivable acquired or developed, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable, to develop real estate assets or to reduce Indebtedness), by the Borrower or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Indebtedness.

               (c) The Borrower and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

               (d) The Borrower will not, and will not permit any Subsidiary to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Indebtedness is to be incurred shall have been less than 1.5:1, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Indebtedness and any other Indebtedness incurred by the Borrower and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Indebtedness by the Borrower and its Subsidiaries since the first day of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; (iv) in the case of any acquisition or disposition by the Borrower or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation; and (v) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the date of computation (taking into account if such Person or any of its Subsidiaries is a party to an interest rate agreement or other interest protection agreement applicable to such floating rate Indebtedness if such agreement shall remain in effect for the twelve month period after the date of the transaction giving rise to the need to calculate the ratio of Consolidated Income Available for Debt Service to Annual Service Charge) had been the applicable rate for the entire period.

               (e) For purposes of determining any particular amount of Indebtedness under this Section 7.1, guarantees of, liens securing, or letters of credit that support, in each case, Indebtedness otherwise included in the determination of such particular amount of Indebtedness, shall not be included. In addition, the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of the liability in respect thereof at the date of calculation determined in accordance with GAAP.

        Section 7.2. [Reserved].

        Section 7.3. [Reserved]

        Section 7.4. [Reserved]

        Section 7.5. Compliance with Code and Regulations.

               (a) The Borrower shall at all times do and perform all acts and things necessary in order to assure that interest paid on the Bonds shall, for the purposes of federal income taxation, be excludable from the gross income of the recipients thereof, except in the event that such recipient is a Substantial User or Related Person to a Substantial User.

               In addition, any and all actions to be undertaken by the Borrower or by any other Person as to which the Issuer must, pursuant to the terms hereof, consent or approve in advance, shall be deemed to be the actions of the Borrower or such other Person (and not the actions of the Issuer).

               (b) The Borrower shall not permit at any time or times any of the Gross Proceeds to be used, directly or indirectly, to acquire any Investment Property (within the meaning of Section 148(b)(2) of the Code) the acquisition of which would cause the Bonds to be "arbitrage bonds" for the purposes of
Section 148 of the Code.

               (c) The Borrower shall use the Bond Proceeds to refund the Prior Bonds. The proceeds of the Prior Bonds were used to refinance the Projects in the manner and as specifically set forth in the Tax Certificate, the terms of which are hereby incorporated herein in their entirety. The Borrower has not expended the Bond Proceeds on assets other than those described in the Tax Certificate.

               (d) The Borrower shall calculate or cause to be calculated Rebatable Arbitrage (as defined in Section 5.9 of the Indenture) in accordance with the provisions of Section 5.9 of the Indenture and the Tax Certificate and shall pay to the Trustee the amount of any Rebatable Arbitrage for deposit to the Rebate Fund. The Borrower shall direct the Trustee in writing to pay to the United States any Rebatable Arbitrage as required by Section 5.9 of the Indenture and the Tax Certificate.

        Section 7.6. [Reserved]

        Section 7.7. Financial Statements. The Borrower agrees that it will deliver to the Issuer and the Trustee, as soon as practicable, and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited financial statements of the Borrower. In satisfaction of the requirements of this Section 7.7, the Borrower may make available its Annual Report on Form 10-K (including materials incorporated therein by reference), as filed by the Borrower with the Securities and Exchange Commission either by delivery of a copy thereof or by an incorporation by reference of such Annual Report on Form 10-K from materials on file with the Securities and Exchange Commission.

        Section 7.8. Mergers, etc. The Borrower shall maintain its existence as a legal entity and shall not sell, assign, transfer or otherwise dispose of substantially all of its assets, except for any disposition as may be required by a condemnation by a proper authority. Notwithstanding the preceding sentence, the Borrower may merge with or into or consolidate with another entity, and the

Projects or this Loan Agreement may be transferred without violating this Section; provided (1) the Borrower provides to the Issuer notice of the proposed surviving, resulting or transferee entity on or before the effective date of such merger or consolidation; (2) either the Borrower shall be the continuing entity, or the successor entity or the Person which acquires by sale or conveyance any or all the assets of the Borrower (if other than the Borrower) shall be an entity organized under the laws of the United States of America or any State thereof and shall expressly assume the applicable obligations of the Borrower under the Loan and this Loan Agreement; (3) after giving effect to such merger or consolidation, or such sale or conveyance, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and (4) the written consent of the Letter of Credit Issuer (if any) is delivered to the Issuer and the Trustee. In the event of any such sale or conveyance (other than a conveyance by way of lease) and upon any such assumption by a successor entity, the Borrower or any successor entity which shall theretofore have become such in the manner described in this Section 7.8 shall be discharged from all applicable obligations and covenants under this Loan Agreement.

        The Borrower shall, prior to the taking of any of the foregoing proposed actions, deliver to the Issuer and the Trustee a Favorable Opinion of Bond Counsel.

        Section 7.9. Assignment of Loan Agreement. Subject to the provisions of
Section 7.8, the Borrower may not assign or transfer the whole or any part of this Loan Agreement without the prior express written consent of the Issuer and the Trustee. Any assignment of this Loan Agreement by the Borrower without the prior express written consent of the Issuer and the Trustee shall be null and void.

        Section 7.10. [Reserved]

        Section 7.11. Indemnification. To the fullest extent permitted by law, the Borrower agrees to indemnify, hold harmless and defend the Issuer, the Trustee and the Tender Agent, and each of their respective officers, governing members, directors, officials, employees, attorneys and agents, and, with respect to the Issuer, the applicable program participant (collectively, the "Indemnified Parties"), against any and all actual losses, damages, claims, actions, liabilities, costs and expenses of any conceivable nature, kind or character (including, without limitation, reasonable attorneys' fees, litigation and court costs, amounts paid in settlement and amounts paid to discharge judgments) to which the Indemnified Parties, or any of them, may become subject under federal or state securities laws or any other statutory law or at common law or otherwise, arising out of or based upon or in any way relating to:

               (a) the Issuer Documents or the execution or amendment thereof or in connection with transactions contemplated thereby, including the issuance, sale, resale or remarketing of the Bonds;

               (b) any act or omission of the Borrower or any of its agents, contractors, servants, employees or licensees in connection with the Loan or the Projects, the operation of the Projects, or the condition, environmental or otherwise, occupancy, use, possession, conduct or management of work done in or about, or from the planning, design, acquisition, installation or construction of, any Project or any part thereof;

               (c) any lien or charge upon payments by the Borrower to the Issuer and the Trustee hereunder, or any taxes (including, without limitation, all ad valorem taxes and sales taxes), assessments, impositions and other charges imposed on the Issuer or the Trustee in respect of any portion of any Project;

               (d) any violation of any environmental law, rule or regulation with respect to, or the release of any toxic substance from, any Project or any part thereof;

               (e) the defeasance and/or redemption, in whole or in part, of the Bonds;

               (f) any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact by the Borrower contained in any offering statement or document for the Bonds or any of the documents relating to the Bonds to which the Borrower is a party, or any omission or alleged omission from any offering statement or document for the Bonds of any material fact necessary to be stated therein in order to make the statements made therein by the Borrower, in the light of the circumstances under which they were made, not misleading;

               (g) the Trustee's acceptance or administration of the trust of the Indenture, or the exercise or performance of any of its powers or duties thereunder or under any of the documents relating to the Bonds to which it is a party;

except (a) in the case of the foregoing indemnification of the Trustee or the Tender Agent or any of their respective officers, members, directors, officials, employees, attorneys and agents, to the extent such damages are caused by the negligence or willful misconduct of such Indemnified Party; or (b) in the case of the foregoing indemnification of the Issuer or any of its officers, members, directors, officials, employees, attorneys and agents, to the extent such damages are caused by the negligence or willful misconduct of such Indemnified Party. In the event that any action or proceeding is brought against any Indemnified Party with respect to which indemnity may be sought hereunder, the Borrower , upon written notice from the Indemnified Party, shall assume the investigation and defense thereof, including the employment of counsel selected by the Indemnified Party, and shall assume the payment of all expenses related thereto, with full power to litigate, compromise or settle the same in its sole discretion; provided that the Indemnified Party shall have the right to review and approve or disapprove any such compromise or settlement, which approval shall not be unreasonably withheld or delayed. Each Indemnified Party shall have the right to employ separate counsel in any such action or proceeding and participate in the investigation and defense thereof, and the Borrower shall pay the reasonable fees and expenses of such separate counsel; provided, however, that such Indemnified Party may only employ separate counsel at the expense of the Borrower if in its reasonable judgment a material conflict of interest exists by reason of common representation or if all parties commonly represented do not agree as to the action (or inaction) of counsel.

        Notwithstanding any transfer of a Project to another owner in accordance with the provisions of this Loan Agreement, the Borrower shall remain obligated to indemnify each Indemnified Party pursuant to this Section if such subsequent owner fails to indemnify any party entitled to be indemnified hereunder, unless such Indemnified Party has consented to such transfer and to the assignment of the rights and obligations of the Borrower hereunder.

        The rights of any persons to indemnity hereunder and rights to payment of fees and reimbursement of expenses pursuant to Section 2.7 hereof shall survive the final payment or defeasance of the Bonds and in the case of the Trustee any resignation or removal. The provisions of this Section shall survive the termination of this Loan Agreement.

        The foregoing provisions shall not provide the Bond Owners with any rights against the Borrower, in addition to those contained in the Bonds, if any, upon a determination that interest on the Bonds has become taxable for federal income tax purposes, provided the Borrower acts in accordance with the redemption provisions of the Bonds.

        Section 7.12. [Reserved].

        Section 7.13. Notices; Annual Certificate. (a) The Borrower shall deliver to the Issuer and the Trustee, within one hundred twenty (120) days after the close of its fiscal year, a certificate signed by an Authorized Representative of the Borrower to the effect that it is not aware of any condition, event or act which constitutes an Event of Default under this Loan Agreement or of any condition, event or act which, with notice or lapse of time, or both, would constitute an Event of Default, or if any such condition, event or act exists, specifying the same.

               (b) The Borrower further agrees to notify the Trustee in writing of any occurrence of an Event of Default of which the Borrower has actual knowledge or any condition, event or act of which the Borrower has actual knowledge which, with notice or lapse of time, or both, would constitute an Event of Default of which the Borrower has actual knowledge and the action which the Borrower proposes to take with respect thereto; the notification shall be given by the Borrower as soon as practicable but in any event not later than ten
(10) Business Days after the event giving rise to the requirement of notification.

        Section 7.14. Brokerage Fee. The Issuer shall not be liable to the Borrower for any brokerage fee, finders fee, or loan servicing fee and the Borrower shall hold the Issuer harmless from any such fees or claims.

        Section 7.15. [Reserved]

        Section 7.16. Covenant by Borrower as to Compliance with Indenture. The Borrower covenants and agrees that it will not knowingly interfere with the exercise of the power and authority granted to the Trustee in the Indenture. The Borrower further agrees to aid in furnishing to the Issuer or the Trustee any documents, certificates or opinions that may be required under the Indenture and to comply with the provisions thereof to the extent applicable to the Borrower.

        Section 7.17. Letter of Credit. If at any time the Borrower elects to obtain a Letter of Credit with respect to any Subseries of Bonds or an Alternate Letter of Credit, the Borrower may submit such Letter of Credit to a Rating Agency for the purposes of obtaining a rating on the Bonds. The Borrower shall furnish the Trustee with the original of any Letter of Credit or Alternate Letter of Credit obtained pursuant to this Section, and, if such Letter of Credit is submitted to a Rating Agency, evidence of any rating or ratings obtained on the Bonds in connection therewith. No Alternate Letter of Credit may replace a Letter of Credit unless all amounts owed to such Letter of Credit Issuer in respect of Pledged Bonds and under the Reimbursement Agreement have been paid.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

        Section 8.1. Events of Default. Any one or more of the following events shall constitute an Event of Default hereunder:

               (a) if any representation or warranty made herein or in any other Loan Document or in any report, certificate, financial statement or other instrument furnished in connection with this Loan Agreement shall prove to be false or misleading in any material respect when made;

               (b) default in the payment of any installment of the principal of, prepayment premium, if any, or accrued and unpaid interest, if any, under the Loan on the dates when due;

               (c) default in the due observance or performance of any material covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to the terms of the Loan Documents, other than the payment of principal and interest which shall be governed by (b) above, and such default shall continue unremedied for thirty (30) days after Borrower's receipt of written notice thereof given by the Issuer or the Trustee (with a copy to the other), any such notice to specify the default, require it to be remedied and to state that such notice is a "Notice of Default" hereunder; provided, however, if such default is incapable of being remedied within such thirty (30) day period and the Borrower is making reasonable efforts to remedy such default, the Borrower shall have ninety (90) days after written notice given as aforesaid to cure such default; or

               (d) the occurrence of an Act of Bankruptcy.

        Section 8.2. Remedies. Whenever any Event of Default referred to in
Section 8.1 hereof shall have occurred and be continuing, provided that written notice of the Event of Default, when required, has been given to the Borrower by the Issuer (or the Trustee) and the Event of Default has not theretofore been cured within the applicable cure period, and provided, further, that no remedial steps shall be taken by the Issuer the effect of which would be to entitle the Issuer to funds necessary for the payment of principal of and accrued and unpaid interest, if any, on the Bonds which have not yet matured unless such principal and interest shall have been declared due and payable in accordance with the Indenture and such declaration shall not have been rescinded, the Issuer may take any one or more of the following remedial steps:

               (a) declare the principal of and accrued and unpaid interest, if any, on the Loan due and payable; and

               (b) the Issuer may take any action at law or in equity to collect the payments then due and thereafter to become due or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Loan Agreement.

        Any amounts collected pursuant to action taken under this Section 8.2 shall be applied in accordance with the Indenture.

        Section 8.3. No Remedy Exclusive. No remedy herein conferred or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give notice, other than such notice as may be required in this Article.

        Section 8.4. Additional Remedies. In addition to the above remedies, if the Borrower commits a breach or threatens to commit a breach of this Loan Agreement, the Issuer shall have the right and remedy, without posting bond or other security, to have the provisions of this Loan Agreement specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Issuer and that money damages will not provide an adequate remedy therefor.

        Section 8.5. Agreement to Pay Attorneys' Fees and Expenses. In the event the Borrower should default under any of the provisions of this Loan Agreement or the other Loan Documents and either the Issuer or the Trustee shall require and employ attorneys or incur other expenses for the collection of payments due or to become due or for the enforcement or performance or observance of any obligation or agreement on the part of the Borrower or enforcement of the Bonds under any Loan Document, the Borrower agrees that it will, on demand therefor, pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other reasonable out-of-pocket expenses so incurred by the Issuer or the Trustee.

        Section 8.6. No Additional Waiver Implied by One Waiver. In the event any agreement contained in any Loan Document should be breached by any party and thereafter such breach should be waived by any party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

        Section 9.1. Notice. Any notice under this Loan Agreement shall be effective on the date when personally delivered or when sent by telecopy or electronically through a time sharing terminal or, if sent by certified mail, postage prepaid, on the fifth Business Day after the day on which mailed, addressed as follows:

Issuer: California Statewide Communities Development Authority 1100 K Street, Suite 101
                      Sacramento, California 95814
                      Attention:   Secretary

Borrower:             Irvine Apartment Communities, L.P.
                      c/o Irvine Apartment Communities, Inc.
                      550 Newport Center Drive, Suite 300
                      Newport Beach, California 92660
                      Attention:  Chief Financial Officer

Trustee or
Tender Agent:         U.S. Bank Trust National Association
                      550 South Hope Street, 5th Floor
                      Los Angeles, California 90071
                      Attention:  Corporate Trust

Remarketing Agent:    J.P. Morgan Securities Inc.
                      60 Wall Street, 33rd Floor
                      New York, New York 10260
                      Attn.:  Municipal Note Trader
                      Facsimile:  (212) 648-5916


The addresses set forth hereinabove may be changed pursuant to notice given in accordance with this Section 9.1.

        Section 9.2. Concerning Successors and Assigns. All covenants, agreements, representations and warranties made herein, in the other Loan Documents and in the certificates delivered pursuant hereto and thereto shall survive the making of the Loan herein contemplated and shall continue in full force and effect so long as the Obligations are outstanding and unpaid. Whenever in this Loan Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Loan Agreement shall bind its successors and assigns and inure to the benefit of the successors and assigns of the Issuer.

        Section 9.3. Expenses and Fees. The Borrower will pay the administration expenses of the Trustee, all expenses incurred in connection with the preparation of the Loan Documents, the Offering Document, the Contract of Purchase and the Remarketing Agreement or the making of the Loan hereunder and the enforcement of the rights of the Issuer and the Trustee in connection with the Loan Documents or the making of the Loan (in each case above, including, but not limited to, all reasonable attorneys' fees, including the fees and disbursements of Bond Counsel, counsel for the Remarketing Agent and counsel for the Trustee) and all such expenses relating to any amendments, waivers or consents regarding the Indenture or Loan Documents.

        The following covenants of the Borrower shall be in addition to and shall not be limited by the covenants of the Borrower contained in the next preceding paragraph.

        The Borrower agrees:

               (1) to pay to the Trustee and the Tender Agent from time to time reasonable compensation for all services rendered by them under the Indenture and hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

               (2) to reimburse the Trustee and the Tender Agent upon their request for all reasonable expenses, disbursements and advances incurred or made by either of them in accordance with any provision of the Indenture or this Loan Agreement (including the reasonable compensation and the expenses and disbursements of their agents and counsel); and

               (3) to indemnify the Trustee and the Tender Agent for, and to hold them harmless against, any loss, liability or expense incurred without negligence or willful misconduct on their part or as a result of a breach or default on their part under the Indenture or the Loan Documents, arising out of or in connection with the acceptance or administration of their trusts or duties hereunder and under the Indenture, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder or under the Indenture.

        The rights of the Trustee and the Tender Agent under this Section and the obligations of the Borrower hereunder shall survive the termination of this Loan Agreement.

        Section 9.4. Applicable Law. This Loan Agreement shall be construed in accordance with and governed by the laws of the State.

        Section 9.5. Modification in Writing. The waiver of any provision of this Loan Agreement or any other Loan Document, or consent to any departure by the Borrower therefrom shall, in no event, be effective unless the same shall be in writing and signed by the Issuer and approved by the Trustee. Any such waiver shall be effective only in the specific instance and for the purpose for which given. No notice to or demand upon the Borrower in any case shall entitle it to any other further notice or demand in the same circumstances. Any amendment of this Loan Agreement shall be effected only in the manner provided in Article X of the Indenture.

        Section 9.6. Failure to Exercise Rights. Neither any failure nor any delay on the part of the Issuer in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any other right, power or privilege.

        Section 9.7. Assignment of Loan Documents. The Borrower acknowledges that the Loan Documents, including this Loan Agreement, shall be assigned by the Issuer to the Trustee as security for the Bonds pursuant to the terms of the Indenture. The Issuer retains the right, jointly or severally with the Trustee, to specifically enforce its Reserved Rights.

        The Borrower assents to such assignment and hereby agrees that, as to the Trustee, its obligation to make payments under the Loan Documents shall be absolute, and shall not be subject to any defense or any right of set-off, counterclaim or recoupment arising out of any breach by the Issuer of any duty or obligation to the Borrower, whether hereunder or otherwise, or out of indebtedness or liability at any time owing to the Borrower by the Issuer.

        Section 9.8. Further Assurances and Corrective Instruments. The Issuer and the Borrower agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as may reasonably be required for correcting any inadequate or incorrect description of the Projects or for carrying out the intention of or facilitating the performance of this Loan Agreement in the manner provided in Article X of the Indenture.

        Section 9.9. Captions. The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Loan Agreement.

        Section 9.10. Severability. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render any other provision hereof unenforceable.

        Section 9.11. Counterparts. This Loan Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

        Section 9.12. Effective Date and Term. This Loan Agreement shall become effective upon its execution and delivery by the parties hereto, and all representations and warranties shall be deemed to have been made as of such date of execution and delivery and the Loan Agreement shall remain in full force and effect from the date hereof and, subject to the provisions hereof, shall expire on such date as the Bonds and the interest thereon and all other expenses, penalties, fees, additions to tax or sums to which the Issuer and the Trustee are entitled, have been fully paid and retired.

        Section 9.13. References to Tender Agent. References to the Tender Agent in this Agreement shall be of no force and effect unless and until a Tender Agent is appointed pursuant to Section 8.10 of the Indenture.

        Section 9.14. Incorporation of Terms. The other Loan Documents shall be made subject to all the terms and conditions contained in this Loan Agreement to the same extent and effect as if this Loan Agreement were fully set forth in and made a part of the other Loan Documents. This Loan Agreement is made subject to all the conditions, stipulations, agreements and covenants contained in the other Loan Documents to the same extent and effect as if the other Loan Documents were fully set forth herein and made a part hereof. Notwithstanding any of the foregoing, if any provisions in the other Loan Documents (other than the Indenture and the Bonds) are inconsistent with the public purpose covenants contained within this Loan Agreement, to that extent this Loan Agreement shall control.

        Section 9.15. References to Letter of Credit Issuer. Notwithstanding anything herein to the contrary, all rights and powers granted to any Letter of Credit Issuer under this Loan Agreement and all references thereto shall not be effective if either the Letter of Credit is no longer in effect or if it has been wrongfully dishonored. No Letter of Credit shall be in effect with respect to the Bonds as of the Closing Date.

        IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by their duly authorized representatives as of the day first written above.


                                     CALIFORNIA STATEWIDE COMMUNITIES
                                     DEVELOPMENT AUTHORITY


                                     By: /s/ signature illegible
                                         -------------------------------------
                                         Member of the Commission


                                     IRVINE APARTMENT COMMUNITIES, L.P.,
                                     a Delaware limited partnership

                                     By: Irvine Apartment Communities, Inc.,
                                         a Maryland corporation,
                                         its general partner


                                         By: /s/ JAMES E. MEAD
                                             ---------------------------------
                                             James E. Mead
                                             Senior Vice President, Chief
                                             Financial Officer and Secretary


                                         By: /s/ SHAWN HOWIE
                                             ---------------------------------
                                             Shawn Howie
                                             Vice President, Corporate Finance
                                             and Controller

                                    EXHIBIT A

                                LIST OF PROJECTS


1.          Project Name:                 Berkeley Court II
            Project Address:              307 Berkeley Avenue
                                          Irvine, California
            Allocation Amount:            $2,510,000

2.          Project Name:                 Dartmouth Court
            Project Address:              1100 Stanford
                                          Irvine, California
            Allocation Amount:            $17,563,000

3.          Project Name:                 Newport North
            Project Address:              2 Milano
                                          Newport Beach, California
            Allocation Amount:            $38,540,000

4.          Project Name:                 Rancho Alisal
            Project Address:              13800 Parkcenter Lane #100
                                          Tustin, California
            Allocation Amount:            $20,935,000

5.          Project Name:                 San Marco
            Project Address:              101 Veneto
                                          Irvine, California
            Allocation Amount:            $24,692,000

6.          Project Name:                 Turtle Rock Canyon Apartments
            Project Address:              100 Stonecliff Aisle
                                          Irvine, California
            Allocation Amount:            $19,073,000

7.          Project Name:                 Rancho Tierra
            Project Address:              13202 Myford Road
                                          Tustin, California
            Allocation Amount:            $19,916,000

8.          Project Name:                 Rancho Maderas
            Project Address:              13408 Heritage Way
                                          Tustin, California
            Allocation Amount:            $19,663,000

9.          Project Name:                 San Remo II Apartments
            Project Address:              1011 San Remo
                                          Irvine, California
            Allocation Amount:            $7,205,000

10.         Project Name:                 Berkeley Court I
            Project Address:              307 Berkeley Avenue
                                          Irvine, California
            Allocation Amount:            $5,415,000

11.         Project Name:              Cedar Creek
            Project Address:           5051 Alton Parkway, #10
                                       Irvine, California
            Allocation Amount:         $8,715,000

12.         Project Name:              Columbia Court
            Project Address:           89-203 Exeter
                                       Irvine, California
            Allocation Amount:         $2,640,000

13.         Project Name:              Cornell Court
            Project Address:           105 Cornell
                                       Irvine, California
            Allocation Amount:         $5,280,000

14.         Project Name:              Deerfield II
            Project Address:           3 Bearpaw
                                       Irvine, California
            Allocation Amount:         $3,400,000

15.         Project Name:              Windwood Glen
            Project Address:           97 Hearthstone
                                       Irvine, California
            Allocation Amount:         $10,000,000

16.         Project Name:              Woodbridge Willows
            Project Address:           344 Knollglen
                                       Irvine, California
            Allocation Amount:         $9,800,000

17.         Project Name:              Northwood Park
            Project Address:           146 Roosevelt
                                       Irvine, California
            Allocation Amount:         $7,875,000

18.         Project Name:              Stanford Court
            Project Address:           400 Stanford
                                       Irvine, California
            Allocation Amount:         $14,085,000

19.         Project Name:              Cross Creek
            Project Address:           22 Creek Road
                                       Irvine, California
            Allocation Amount:         $6,855,000

20.         Project Name:              Harvard Court
            Project Address:           146 Berkeley Avenue
                                       Irvine, California
            Allocation Amount:         $5,235,000

21.         Project Name:              San Marino Villas
            Project Address:           403 San Marino
                                       Irvine, California
            Allocation Amount:         $9,997,000

22.         Project Name:              Northwood Place
            Project Address:           1300 Hayes
                                       Irvine, California
            Allocation Amount:         $30,595,000

23.         Project Name:              San Remo Villas I
            Project Address:           1011 San Remo
                                       Irvine, California
            Allocation Amount:         $6,835,000

24.         Project Name:              San Leon Villas
            Project Address:           1 San Leon
                                       Irvine, California
            Allocation Amount:         $12,566,000

25.         Project Name:              San  Paulo
            Project Address:           San Leon and Harvard Avenues
                                       Irvine, California
            Allocation Amount:         $24,800,000